UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 21, 2022, FTI Consulting, Inc. (“FTI Consulting”), as borrower, each designated borrower party thereto, the guarantors party thereto, the lenders and L/C issuers party thereto, and Bank of America, N.A., as administrative agent (the “Administrative Agent”), swing line lender and an L/C issuer, entered into the second amendment and restatement agreement (the “Amendment Agreement”), which amends and restates the Amended and Restated Credit Agreement dated as of November 30, 2018 (as amended, restated or otherwise modified prior to the date of the Amendment Agreement (the “Existing Agreement”). The second amended and restated credit agreement (the “A&R Credit Agreement”) increases the revolving line of credit limit from $550.0 million to $900.0 million, extends the term of the Existing Agreement from November 30, 2023 to November 21, 2027, replaces USD LIBOR with, at FTI Consulting’s option, Term SOFR and Daily Simple SOFR, GDP LIBOR with SONIA and EUR LIBOR with EURIBOR, and amends certain financial, investment, restricted payment, debt and other covenants. The A&R Credit Agreement also amends the incremental facility to permit increases to the size of the revolving line of credit or the making of new term loans, in each case, of up to a maximum of $300.0 million plus unlimited amounts so long as, among other conditions, after giving effect to the applicable increase or new term loans, as applicable, the “Consolidated Senior Secured Net Leverage Ratio” (as defined in the A&R Credit Agreement) is not greater than 3.50 to 1.00. The A&R Credit Agreement further provides that, upon the consent of FTI Consulting and the “Required Lenders” (as defined therein), the A&R Credit Agreement may be amended, at FTI Consulting’s election, to include pricing adjustments based on certain Environmental, Social and Governance (ESG)-related Key Performance Indicators to be established by FTI Consulting in consultation with the “Sustainability Coordinator” (as defined therein). Borrowings under the A&R Credit Agreement may be used for working capital, capital expenditures, other general corporate purposes, permitted acquisitions and other investments.

The obligations of FTI Consulting under the A&R Credit Agreement will continue to be guaranteed by substantially all of FTI Consulting’s wholly-owned domestic subsidiaries and secured by substantially all of FTI Consulting’s and such guarantors’ personal property assets, pursuant to the terms of the Amended and Restated Security Agreement, dated as of November 21, 2022, among FTI Consulting, the other grantors party thereto and the Administrative Agent, and the Amended and Restated Pledge Agreement, dated as of November 21, 2022, among FTI Consulting, the other pledgors party thereto and the Administrative Agent.

The financial institutions party to the Amendment Agreement and the A&R Credit Agreement and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. Certain of these financial institutions and their respective affiliates have provided, and may in the future provide, a variety of services to FTI Consulting and to persons and entities with relationships with FTI Consulting, for which they received or will receive customary fees and expenses.

The foregoing descriptions of the Amendment Agreement and the A&R Credit Agreement are qualified in their entirety by the terms of such applicable agreement, which are filed hereto as Exhibit 10.1 and are hereby incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On November 21, 2022, FTI Consulting issued a press release announcing the entry into the A&R Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Second Amendment and Restatement Agreement, dated as of November 21, 2022 (the “Amendment Agreement”), among FTI Consulting, Inc., a Maryland corporation, the Subsidiaries of the Company party hereto, as Guarantors, the Lenders and L/C Issuers party hereto and Bank of America, N.A., as administrative agent (including Annex B - Second Amended and Restated Credit Agreement dated as of November 21, 2022 (the “A&R Credit Agreement”), by and among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Other annexes, exhibits and schedules (or similar attachments) to the Amendment Agreement and exhibits and Schedules to the A&R Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted annex, exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated November 21, 2022, announcing Second Amended and Restated Credit Agreement.

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated November 21, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: November 22, 2022	By:	/S/ CURTIS P. LU
Curtis P. Lu
General Counsel

3